UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): December 14, 2009

National Quality Care, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-19031 (Commission File Number)	84-1215959 (I.R.S. Employer Identification No.)

2341 Hill Drive
Los Angeles, California	90041
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(323) 254-2014

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 14, 2009, National Quality Care, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) by and among Xcorporeal, Inc., a Delaware corporation (“Xcorporeal”), Xcorporeal Operations, Inc., a Delaware corporation and  a wholly owned subsidiary of Xcorporeal (“Operations” and, together with Xcorporeal, the “Xcorp Parties”), and Fresenius USA, Inc., a Massachusetts corporation and a wholly owned subsidiary of Fresenius Medical Care Holdings, Inc. (“Fresenius”), pursuant to which the Company and the Xcorp Parties will sell, assign and deliver to Fresenius all of their respective interests in and relating to: (i) the designs for portable hemodialysis devices (“PAK technology”); (ii) the designs for continuous renal replacement therapy devices; (iii) the designs for wearable hemodialysis devices (the “HD WAK technology”); (iv) the designs for wearable ultrafiltration devices (“WUD technology”); (v) the designs for wearable continuous renal replacement therapy devices; and (vi) the development of the supersorbent technology (subject to the option described below).  The foregoing technology to be acquired by Fresenius constitutes substantially all of the assets of the Company.  Fresenius will assume no previously existing liabilities of the Company.

The Company and the Xcorp Parties were parties to an arbitration proceeding regarding, among other things, a license agreement entered into between such parties and certain related transactions, including a Merger Agreement (the “Merger Agreement”) dated as of September 1, 2006 among the Company and the Xcorp Parties.  On April 13, 2009, the arbitrator issued a partial final award pursuant to which the Xcorp Parties were granted, in exchange for a 39% royalty and a 39% share of the proceeds of certain transactions, a perpetual exclusive license to the Company’s technology that was to have been transferred under the Merger Agreement.  On August 7, 2009, in order to clarify, resolve and settle certain issues and any disputes that have arisen between the Company and the Xcorp Parties related to the arbitration proceeding and the partial final award, such parties entered into a Binding Memorandum of Understanding pursuant to which they agreed, among other things, to pursue jointly the transactions reflected in the Agreement and to share the resulting proceeds.

In exchange for the purchased assets, Fresenius will pay to the Company an aggregate $5,700,000 in cash, comprising $2,150,000 to be paid at closing, $1,625,000 on April 1, 2010 and $1,925,000 on April 1, 2011.  Of these amounts, the Company expects to use approximately $3,100,000 to pay accrued legal, accounting and other fees and expenses, and approximately $1,300,000 to repay promissory notes previously entered into between the Company and certain of its officers.  Fresenius will also pay to Xcorporeal an aggregate $2,300,000 in cash, comprising $200,000 previously paid as an exclusivity fee; $1,650,000 to be paid at closing; $375,000 on April 1, 2010 and $75,000 on April 1, 2011.  In addition, Fresenius will pay royalties under the Agreement during the life of the patents included in the HD WAK Technology equal to two percent of net revenues received by Fresenius on sales of HD WAK devices in each country where such sales infringe valid and issued claims under such patents, plus $0.75 per treatment of attendant disposables, not to exceed a maximum of $1.50 per patient per week in such countries.  Those royalties will be shared 40% to the Company and 60% to Xcorporeal.  Fresenius will also pay royalties under the Agreement during the life of the patents included in the supersorbent technology (the “Supersorbent Patents”), in each country where sales infringe valid and issued claims under such patents, equal to the lesser of $0.75 per supersorbent cartridge or $1.50 per patient per week in such countries, less royalties payable to Technion Research and Development Foundation Ltd. (“TRDF”) under the existing license agreement pursuant to which the Company is a party and which is expected to be assigned to Fresenius.  Those royalties will be shared 60% to the Company and 40% to Xcorporeal.

Fresenius also granted to the Company and the Xcorp Parties an option to obtain a perpetual worldwide license to the supersorbent technology in the healthcare fields other than renal.  The option will be exercisable during the twelve-month period following Fresenius’s receipt of regulatory approval for the sale of a supersorbent product in the United States or European Union, which the Company expects will require further development of the supersorbent technology with TRDF and successful completion of clinical trials by Fresenius.  The consideration for the exercise of the option is $7,500,000 payable in immediately available funds and an ongoing royalty in an amount equal to the lesser of $0.75 per supersorbent cartridge or $1.50 per patient per week in each country where such sales infringe valid and issued claims of the Supersorbent Patents issued in such country.

Closing of the transactions contemplated by the Agreement is subject to the approval of the stockholders of the Company and Xcorporeal and other customary closing conditions.  Concurrently with the execution of the Agreement, certain stockholders of the Company, holding over 50% of the Company’s outstanding voting securities, and of Xcorporeal, holding approximately 42% of Xcorporeal’s outstanding voting securities, entered into agreements with Fresenius to vote all their shares of stock in favor of the transactions contemplated by the Agreement.  The Agreement may be terminated by Fresenius if the stockholder approvals are not obtained by February 28, 2010, and, upon written notice, by any party if the closing has not occurred by that date.  The Agreement contains non-compete and non-solicitation provisions, as well as a break-up fee in the amount of $2,500,000 in the event the Company or the Xcorp Parties sell the purchased assets to a third party.

The foregoing summary is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)       Exhibits

The following Exhibits are filed as a part of this Current Report on Form 8‑K:

Exhibit No.	Description
10.1*	Asset Purchase Agreement dated December 14, 2009 among the Company, Xcorporeal, Inc., Xcorporeal Operations, Inc. and Fresenius USA, Inc.

* Contents of the schedules pursuant to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish supplementally a copy of the disclosure schedules to the SEC, upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Quality Care, Inc.
(Registrant)

Date: December 18, 2009	By:	/s/ Robert Snukal
Name: Robert Snukal
Title: Chief Executive Officer & President